Exhibit 99.1
News Release

Investor Relations Contact:	Corporate Communications Contact:
Steven Melman, V.P. of Investor Relations	Abbie Kendall, Principal
PDF Solutions, Inc.	Armstrong Kendall, Inc.
Tel: (408) 938-6445	Tel: (503) 672-4681
Email: steven.melman@pdf.com	Email: abbie@akipr.com
PDF Solutions® Reports Third Quarter
2006 Results
     SAN JOSE, Calif.—October 25, 2006—PDF Solutions, Inc. (Nasdaq: PDFS) the leading provider of process-design integration technologies to enhance IC manufacturability, today announced financial results for its third fiscal quarter ended September 30, 2006.
     Revenue for the third fiscal quarter of 2006 totaled $19.4 million, an increase of 5%, compared with revenue of $18.5 million for the third fiscal quarter of 2005. Gain share revenue for the third fiscal quarter of 2006 totaled $4.4 million, an increase of 42%, compared to the third fiscal quarter of 2005. On a GAAP basis, net income for the third fiscal quarter of 2006 totaled approximately $570,000, or $0.02 per basic and diluted share, compared with net income of $1.5 million, or $0.06 per basic and diluted share, for the third fiscal quarter of 2005. The adoption of SFAS 123(R) during fiscal year 2006 resulted in $1.5 million in stock-based compensation expense during the third fiscal quarter or approximately $0.05 per diluted share.
     In addition to using GAAP results in evaluating PDF Solutions’ business, management also believes it is useful to measure results using a non-GAAP measure of net income, which excludes stock-based compensation expense and amortization of acquired intangible assets. Using this non-GAAP measure, net income for the third fiscal quarter of 2006 totaled approximately $3.6 million, or $0.13 per diluted share, compared with non-GAAP net income of approximately $3.0 million, or $0.11 per diluted share, for the third fiscal quarter of 2005.
     “While customer production wafer volumes were lower than expected and affected our gainshare revenue this quarter, the number of new integrated solutions engagements and
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dataPOWER® license revenues were strong, thereby demonstrating our customer’s continued confidence in our product and service offerings,” stated chief executive officer John Kibarian.
     As previously announced, PDF will hold a live conference call beginning at 3:00 p.m. Pacific Time/6:00 p.m. Eastern Time today to discuss these results. A live webcast of this conference call will be available on PDF Solutions’ website at http://ir.pdf.com/medialist.cfm. A replay of the call will be available at the same website address beginning approximately two hours after completion of the live call. Further, a copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measure, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will be available on PDF Solutions’ website at http://www.pdf.com/news_archive.phtml following the date of this release.
Information Regarding Use of Non-GAAP Financial Measures
In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expense and amortization of acquired intangible assets, and their related income tax effects. PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF’s operating results. These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance. PDF’s management believes that excluding the effects of stock-based compensation expense and amortization of acquired intangible assets, and their related income tax effects, provides a useful supplemental measure of the company’s ongoing operations in light of the fact that neither category of expense has a current effect on the future uses of cash nor do they have use with regards to the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management. A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measure is provided at the end of the company’s financial statements presented below.
About PDF Solutions
PDF Solutions, Inc. (Nasdaq: PDFS) is the leading provider of process-design integration technologies for manufacturing integrated circuits (ICs). PDF Solutions’ software, methodologies and services enable semiconductor companies to create IC designs that can be more easily manufactured using manufacturing processes that are more capable. By simulating
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deep sub-micron product and process interactions, the PDF solution offers clients reduced time to market, increased IC yield and performance, and enhanced product reliability and profitability. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Europe, Japan and China. For more information, visit www.pdf.com.
PDF Solutions® is a registered trademark of PDF Solutions, Inc.
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PDF SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	September 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$52,781	$60,506
Short-term investments	17,137	—
Accounts receivable, net of allowances	23,420	22,082
Prepaid expenses and other current assets	2,378	1,992
Deferred tax assets	768	908

Total current assets	96,484	85,488
Property and equipment, net	3,533	3,328
Goodwill	38,963	39,886
Intangible assets, net	5,284	9,787
Deferred tax assets	2,361	877
Other assets	1,126	526

Total assets	$147,751	$139,892

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,779	$1,728
Accrued compensation and related benefits	2,743	4,922
Other accrued liabilities	1,729	1,469
Taxes payable	4,262	4,950
Deferred revenues	2,702	2,281
Billings in excess of recognized revenue	139	1,604

Total current liabilities	14,354	16,954
Long-term liabilities	252	257

Total liabilities	14,606	17,211

Stockholders’ equity:
Common stock	4	4
Additional paid-in-capital	152,136	141,720
Treasury stock, at cost	(5,549)	(5,549)
Deferred stock-based compensation	—	(27)
Accumulated deficit	(13,460)	(13,451)
Accumulated other comprehensive income (loss)	14	(16)

Total stockholders’ equity	133,145	122,681

Total liabilities and stockholders’ equity.	$147,751	$139,892

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PDF SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
Revenue:
Design-to-silicon-yield solutions:
Integrated solutions	$11,153	$13,834	$33,859	$38,658
Software licenses	3,811	1,533	8,217	8,179
Gain share	4,400	3,090	15,155	8,069

Total revenue	19,364	18,457	57,231	54,906

Cost and expenses:
Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions:
Integrated solutions	6,734	6,382	19,808	17,898
Software licenses	58	15	98	273
Amortization of acquired core technology	1,266	1,266	3,798	3,798
Research and development	6,416	5,485	19,543	16,550
Selling, general and administrative	5,028	3,979	14,850	12,182
Amortization of other acquired intangible assets	235	235	705	705

Total costs and expenses	19,737	17,362	58,802	51,406

Income (loss) from operations	(373)	1,095	(1,571)	3,500
Interest and other income, net	892	463	2,338	1,085

Income before taxes	519	1,558	767	4,585
Tax provision (benefit)	(51)	22	776	313

Net income (loss)	$570	$1,536	$(9)	$4,272

Net income (loss) per share:
Basic	$0.02	$0.06	$(0.00)	$0.17

Diluted	$0.02	$0.06	$(0.00)	$0.16

Weighted average common shares:
Basic	26,860	26,101	26,694	25,887

Diluted	27,621	27,779	26,694	27,298

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IMPACT OF NON-GAAP ADJUSTMENTS ON REPORTED NET INCOME (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended				Three Months Ended
	September 30, 2006				September 30, 2005
	As reported	Adjustments		Non-GAAP	As reported	Adjustments		Non-GAAP
Revenue:
Design to-silicon-yield solutions:
Integrated solutions	$11,153	$—		$11,153	$13,834	$—		$13,834
Software licenses	3,811	—		3,811	1,533	—		1,533
Gain share	4,400	—		4,400	3,090	—		3,090

Total revenue	19,364	—		19,364	18,457	—		18,457

Cost and expenses:
Cost of design-to-silicon-yield solutions:
Direct cost of design-to-silicon-yield solutions:
Integrated solutions	6,734	(443	)(a)	6,291	6,382	—		6,382
Software licenses	58	—		58	15	—		15
Amortization of acquired core technology	1,266	(1,266	)(b)	—	1,266	(1,266	)(b)	—
Research and development	6,416	(443	)(a)	5,973	5,485	(11	)(a)	5,474
Selling, general and administrative	5,028	(621	)(a)	4,407	3,979	(8	)(a)	3,971
Amortization of other acquired intangible assets	235	(235	)(b)	—	235	(235	)(b)	—

Total costs and expenses	19,737	(3,008)		16,729	17,362	(1,520)		15,842

Income (loss) from operations	(373)	3,008		2,635	1,095	1,520		2,615
Interest and other income	892	—		892	463	—		463

Income before taxes	519	3,008		3,527	1,558	1,520		3,078

Tax provision (benefit)	(51)	(51)	(a,b)	(102)	22	21	(b)	43

Net income	$570	$3,059		$3,629	$1,536	$1,499		$3,035

Net income per share — diluted	$0.02	$0.11		$0.13	$0.06	$0.05		$0.11

Weighted average common shares — diluted(c)	27,621	27,621		27,621	27,779	27,779		27,779

Notes:

(a)	The non-GAAP adjustments represent the reversal of stock-based compensation, net of taxes.

(b)	The non-GAAP adjustments represent the reversal of amortization of intangible assets, net of taxes.

(c)	The shares used in computing non-GAAP net income for the three months ended September 30, 2006 and 2005 include the dilutive impact of common stock options.
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